Exhibit 4.2

FIRST AMENDMENT TO EURO BANK PLEDGE AGREEMENT

FIRST AMENDMENT TO EURO BANK PLEDGE AGREEMENT (this “Agreement”) dated as of June 15, 2010, among CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation (“CCSC”), CROWN AMERICAS LLC, a Pennsylvania limited liability company (“Crown Usco”), CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Crown International”) each U.S. Subsidiary signatory hereto (the “Subsidiary Guarantors”, and together with CCSC, Crown Usco and Crown International, the “Pledgors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as Euro Collateral Agent (in such capacity, and together with any successors in such capacity, the “Euro Collateral Agent”) for the Secured Parties.

Reference is made to the Euro Bank Pledge Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge”) between certain Pledgors and the Euro Collateral Agent.

Reference also is made to the Credit Agreement dated as of November 18, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Crown Usco, CROWN EUROPEAN HOLDINGS SA, a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership formed under the laws of the Province of Ontario, Canada, each of the subsidiary borrowers referred to therein, CROWN HOLDINGS, INC., a Pennsylvania corporation (“Crown Holdings”), CCSC and Crown International as Parent Guarantors, the financial institutions from time to time party thereto (the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent, for the Original Dollar Revolving Lenders, the Extended Dollar Revolving Lenders, the Term B Dollar Lenders and the New Domestic Lenders from time to time party to the Credit Agreement and any other Term Lenders that advance Term Loans to Crown Usco or any U.S. Subsidiary, DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent for the Term B Euro Lenders, the Original Euro Revolving Lenders, the Multicurrency Revolving Lenders and the New Non-Domestic Lenders from time to time party to the Credit Agreement and any other Term Lenders that from time to time advance Term Loans to any Non-U.S. Subsidiary of Crown Holdings and THE BANK OF NOVA SCOTIA, as Canadian administrative for the Canadian Revolving Lenders from time to time party to the Credit Agreement.

Pursuant to the terms of the Fourth Amendment to Credit Agreement dated as of June 15, 2010 (the “Fourth Amendment”), certain of the Revolving Lenders and the Canadian Revolving Lenders have agreed to extend the Revolver Termination Date and the Canadian Revolver Termination Date of each of their Revolving Commitments or Canadian Revolving Commitments, as applicable, and to convert such extended Revolving Commitments from Original Euro Revolving Commitments and/or Original Dollar Revolving Commitments into Multicurrency Revolving Commitments and/or Extended Dollar Revolving Commitments, as applicable, as more specifically described in the Fourth Amendment.

In connection with the transactions contemplated by the Fourth Amendment, the Lenders have requested that the Pledgors execute and deliver this Agreement, and the Pledgors have agreed to do so pursuant to the terms hereof.

Terms used in these Recitals without definition shall have the meanings assigned to such terms in the Credit Agreement (as amended by the Fourth Amendment).

This Agreement constitutes a Loan Document and these recitals shall be construed as part of this Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used herein (other than those terms used in the Recitals hereto) but not otherwise defined herein shall have the meanings given thereto in the Pledge.

SECTION 2. Amendment.

(a)	The third and fourth Recitals of the Pledge are hereby amended and restated in their entirety to read as follows:

“WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, certain Non-U.S. Subsidiaries of Crown Holdings (the “Crown Holdings Non-U.S. Subsidiaries”) may from time to time enter into one or more Hedging Agreements (collectively, the “Bank Related Hedging Agreements”) with one or more Lenders or their respective Affiliates or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement is entered into (individually, a “Bank Related Hedging Exchanger” and, collectively, the “Bank Related Hedging Exchangers”) and it is desired that the obligations of the Crown Holdings Non-U.S. Subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Hedging Obligations”), be secured by a Lien on and security interest in the Collateral (as hereinafter defined) pursuant to this Agreement; provided that for any Bank Related Hedging Exchanger to receive the benefit of such Lien on, pledge and security interest in the Collateral, it shall execute and deliver to the Euro Collateral Agent an acknowledgment to the Euro Intercreditor Agreement (as hereinafter defined) in the form annexed thereto (each such acknowledgment, an “Intercreditor Acknowledgment”) agreeing to be bound by the terms thereof at any time prior to the payment in full of the Bank Indebtedness (as defined in the Euro Intercreditor Agreement).

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings Non-U.S. Subsidiaries may from time to time enter into one or more Bank Related Cash Management Agreements (as hereinafter defined) with one or more Lenders or their respective Affiliates or any other Person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement is entered into (individually, a “Bank Related Cash Management Exchanger” and, collectively, the “Bank Related Cash Management Exchangers”) and it is desired that the obligations of Crown Holdings Non-U.S. Subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Cash Management Obligations”), be secured by a Lien on and security interest in the Collateral pursuant to this Agreement; provided that for any Bank Related Cash Management Exchanger to receive the benefit of such Lien on, pledge and security interest in the Collateral, it shall execute and deliver to the Euro Collateral Agent on or after the Original Effective Date (as defined in the Euro Intercreditor agreement) an Intercreditor Acknowledgment agreeing to be bound by the terms thereof at any time prior to the payment in full of the Bank Indebtedness.”

(b)	Section 1 of the Pledge is hereby amended by amending and restating the proviso therein in its entirety to read as follows:

(c)	“provided that the Pledged Stock shall not include (i) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors’ qualifying shares, such qualifying shares and (ii) the Capital Stock of each of the following entities: (A) Crown Arabia Can Company Ltd, a Saudi Arabia limited liability company; (B) Crown Columbiana, S.A., a sociedad anoníma organized under the laws of Colombia; (C) Crown Middle East Can Co. Limited, a Jordanian limited liability company; (D) Crown Emirates Company Limited, a British Virgin Islands international business corporation; and (E) PET Holding S.A., a sociedad anônima organized under the laws of Brazil;”

(d)	Section 25 of the Pledge is hereby amended by amending and restating the definition of “Secured Parties” in its entirety to read as follows:

“Secured Parties” shall mean, collectively, each of (a) the U.K. Administrative Agent (for its benefit and for the benefit of the Original Euro Revolving Lenders, Multicurrency Revolving Lenders, Term B Euro Lenders, New Non-Domestic Lenders and any other Lenders that from time to time make Additional Term Loans to any Non-U.S. Subsidiary of Crown Holdings from time to time party to the Credit Agreement (including any Lenders of Additional First Priority Bank Indebtedness) (as defined in the Euro Intercreditor Agreement) and the other Agents), (b) the Euro Collateral Agent (for its benefit and for the benefit of the Secured Parties), (c) the Canadian Administrative Agent (for its benefit and for the benefit of the Canadian Revolving Lenders from time to time party to the Credit Agreement), (d) the Bank Related Hedging Exchangers who have executed and delivered an Intercreditor Acknowledgment, if any, and (e) the Bank Related Cash Management Exchangers who have executed and delivered an Intercreditor Acknowledgment on or after the Original Effective Date (as defined in the Euro Intercreditor Agreement).”

(e)	Annex I to the Pledge is hereby amended by adding the words “as amended, restated, or otherwise modified from time to time,” before the words “(the “Euro Bank Pledge Agreement”) in the introductory paragraph thereto.

(f)	Annex I to the Pledge is hereby amended by replacing the words “Credit Agreement” in Recital A thereto with the words “Euro Bank Pledge Agreement.”

(g)	Annex I to the Pledge is hereby amended by amending and restating the first sentence of Recital B thereto in its entirety to read as follows:

“B. The Pledgors have entered into the Euro Bank Pledge Agreement in order to induce (i) the Original Euro Revolving Lenders, Multicurrency Revolving Lenders, Term B Euro Lenders, New Non-Domestic Lenders and any other Lenders that from time to time make Additional Term Loans to any Non-U.S. Subsidiary of Crown Holdings to make Original Euro Revolving Loans, Multicurrency Revolving Loans, Term B Euro Loans and any Additional Term Loans to any Non-U.S. Subsidiary of Crown Holdings, and (ii) the Canadian Revolving Lenders to make Canadian Revolving Loans.”

SECTION 3. Covenants, Representations and Warranties.

(a)	Each Pledgor hereby reaffirms all covenants, representations and warranties made by it in the Pledge and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Agreement (except to the extent such covenants, representations and warranties expressly relate to a prior date).

(b)	Each Pledgor hereby represents and warrants (i) that this Agreement constitutes the legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law) and (ii) upon the effectiveness of this Agreement, no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

SECTION 4. Reaffirmation of Pledgors. Each Pledgor affirms and acknowledges that, except as specifically amended above, the Pledge shall remain in full force and in effect and is hereby ratified and confirmed by such Pledgor.

SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Communications. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Pledge.

SECTION 7. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 8. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart. Delivery of an executed signature page to this Agreement by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN AMERICAS LLC

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President and Treasurer

Signature Page to First Amendment to Euro Bank Pledge Agreement

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.

CROWN BEVERAGE PACKAGING, INC.

CROWN CONSULTANTS, INC.

CROWN CORK & SEAL COMPANY (DE), LLC

CROWN CORK & SEAL USA, INC.

CROWN PACKAGING TECHNOLOGY, INC.

CROWN BEVERAGE PACKAGING PUERTO RICO, INC.

CROWN FINANCIAL CORPORATION

CROWN FINANCIAL MANAGEMENT, INC.

FOREIGN MANUFACTURERS FINANCE CORPORATION

NWR, INC.

CR USA, INC.

CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Authorized Officer

Signature Page to First Amendment to Euro Bank Pledge Agreement

DEUTSCHE BANK AG NEW YORK BRANCH
as Euro Collateral Agent, as directed by the Administrative Agent and Bank Agent below

	By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

	By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President

Agreed and accepted:

DEUTSCHE BANK AG NEW YORK BRANCH
as U.K. Administrative Agent, Administrative Agent and “Bank Agent” (as defined in the Euro Intercreditor Agreement)

	By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President

	By:	/s/ Erin Morrissey
Name: Erin Morrissey
Title: Vice President

Signature Page to First Amendment to Euro Bank Pledge Agreement